SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     Date of report (Date of earliest event
                             reported) June 9, 1997



                             NACCO Industries, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                            1-9172                            34-1505819
(State or other                  (Commission                       (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation)                                                           Number)



5875 Landerbrook Drive, Mayfield Heights, Ohio                             44124
(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code (216) 449-9600




          (former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Comments of

Alfred M. Rankin, Jr.
Chairman, President and
Chief Executive Officer

At The NACCO Industries, Inc.
Annual Meeting of Stockholders
May 14, 1997

I want to preface my remarks today with the thought that we at NACCO Industries believe the historical market price of NACCO's common stock has not accurately reflected the Company's inherent value. As a result, we will be taking more aggressive steps this year to communicate our strategies to the investment community in an effort to reduce the gap that has developed over time. I will talk more about our plans in a few minutes, but first I would like to review our Company's operations in 1996 and our prospects for the years ahead.

As we told you in our annual report, difficult operating environments at our individual businesses had a measurable impact on our 1996 results. Net income was $50.6 million, or $5.67 per share, which compares with $65.5 million, or $7.31 per share in 1995. Revenues increased to $2.3 billion from $2.2 billion in 1995. Our return on equity in properly capitalized tangible assets, a key driver of the value of our Company, was 30 percent, well above most S&P 500 companies, and return on equity in total assets, which includes unamortized goodwill, was 12 percent. Both return on equity measurements were satisfactory, but below our objectives.

Turning to the 1997 first quarter results, despite sharply lower reported earnings, we had some positive news: strong backlog buildups for lift trucks at NACCO Materials Handling Group; increased unit volumes at Hamilton Beach/Proctor-Silex; and increased lignite production at North American Coal's mines in Texas and Louisiana.

These positives, however, were offset by decreases in the volume of forklift truck shipments in the North American market as backlogs increased in the first quarter of 1997 compared with sharply declining backlogs in 1996. We also saw adverse winter weather conditions which hampered coal production at our mines in North Dakota, a customer's power plant outage in North Dakota, and, at Hamilton Beach/Proctor-Silex, start-up costs for a new manufacturing facility in Saltillo, Mexico, as well as a 1996 tax benefit which did not reoccur in 1997.


That translated to net income of $2.8 million, or $0.35 per share for the first quarter of 1997, compared with $12.9 million, or $1.44 per share in 1996. Earnings before goodwill amortization in the first quarter, perhaps a better comparison, were $6.7 million, or $0.82 per share, compared with $16.7 million, or $1.86 per share, in 1996. These earnings were achieved despite revenues of $479.7 million for the first quarter of 1997, which were $79.8 million less than a year earlier.

Given this environment, our challenge for the rest of 1997 and for 1998 is to continue the cost-reduction and profit improvement programs already in place or planned at our businesses, to pursue financially sensible acquisition opportunities, and to communicate effectively to the financial markets and other constituencies what we believe to be the true value of our businesses.

Now, let's look more closely at each of our operating units.

NORTH AMERICAN COAL

North American Coal is a premier U.S. coal company focused on the acquisition, mining and marketing of lignite for use as a fuel for power generation by electric utilities. Project mining skills represent North American Coal's core strength. These skills include the ability to move overburden efficiently, contain costs and provide a superior level of service to its customers -- the power plant operators.

From an operating perspective, the company performed well in 1996, selling 27.6 million tons of lignite compared with 26.7 million tons in 1995. Also, in its first full year of activity, our dragline operations near Miami efficiently mined 7.4 million cubic yards of limerock and achieved target profitability. However, our non-operating earnings, which over the years have included royalty fees from previously owned underground mining facilities and various coal reserves, as well as non-operating management fees, declined.

As a result, net income was $19.2 million, a decrease of $3.4 million compared with 1995, due largely to the accelerated payment of a 1996 management fee that was received and recognized in the fourth quarter of 1995.

In the first quarter, severe winter weather at two of North American Coal's project mines in North Dakota and a customer's power plant outage were key reasons for lower net income. Net income was $3.9 million in the first quarter of 1997, compared with $4.8 million a year earlier. It is unlikely we will make up that portion of the lignite tonnage shortfall at the Falkirk mine related to the outage at the Coal Creek power station in North Dakota.

A key perspective on North American Coal is that its existing project mines -- Sabine, Coteau, Falkirk and Red River -- should have a sound cash flow and earnings stream which should continue well into the next century. And, since they are service oriented mines, they have rather moderate capital investment requirements.

As we reported to you last year, our contract at the Falkirk mine in North Dakota was extended to the year 2020; the contract at the Coteau mine runs to 2037 at our option; the Sabine mine contract in Texas runs to the year 2020; and our Oxbow mining contract in Louisiana to the year 2010. In addition, our new Florida dragline operation is under a contract that runs until the year 2005.

Of course, contracts alone will not ensure our future success. We are pleased that our customers are low cost power producers and are well positioned to compete on the electrical transmission grid system. However, we must continuously lower our costs so that our customers can remain cost-competitive. The new era of power industry deregulation is just around the corner. We believe it will be the efficient mine operators and power producers who are best able to compete, and indeed, thrive, in this new environment.

Our efforts will also focus on expanding our existing operations, as we have in the past, as well as finding new growth opportunities. In 1996, we were successful in winning two significant mine contracts. North American Coal was selected by the San Miguel Electric Cooperative to operate its mine in Texas. We expect to deliver 1.8 million tons of lignite this year, with first shipments beginning on July 1. In the future, we should deliver about 3 million tons per year through 2007.

We were also selected by Phillips Coal Company to be its 25 percent joint venture partner in the development of a new lignite mine in Mississippi. This mine is scheduled to begin operations in the year 2000, delivering three million tons of lignite annually under a 30-year contract.

Unlike our traditional service oriented mines, these mines will require a substantial amount of investment capital, possibly as much as $75 million, but with anticipated results in line with our expectations regarding return on equity.

Both of these new contracts were won against competition which included some of the best coal operators in the business, and they reaffirmed our reputation within the industry as a highly efficient low cost producer. The contract awards reflect the teamwork, dedication and professionalism of our North American Coal employees.

We will continue to look in the United States for new projects and acquisitions. With that said, a realistic analysis indicates that opportunities are limited. However, demand for electric power generation in other parts of the world is increasing rapidly and privatization of existing operations is ongoing. As a result, we are studying several mining projects in other countries, including Turkey, Indonesia and India.

I want to emphasize that we will not pursue growth merely for the sake of growth. In analyzing any coal project, we look for sound, risk adjusted returns over the long haul.

To summarize briefly, North America Coal has a solid core of well-established mines generating significant free cash flow, strong net income and high returns on relatively modest invested capital. We have new mining operations which will start up in 1997 and 2000. And finally, we will grow both in the United States and internationally through new projects when significant, profitable opportunities present themselves.

HAMILTON BEACH/PROCTOR-SILEX

Hamilton Beach/Proctor-Silex is the largest full-line manufacturer and marketer of small electric motor and heat-driven kitchen and garment care appliances in North America. Hamilton Beach/Proctor-Silex competes in 27 different product categories, eight of which are considered core categories. It holds the number-one or number-two market positions in seven of these eight core categories. The company's U.S. market share was 30.5 percent in 1996, compared with 29.9 percent in 1995. Our well-known brands are primarily distributed through mass merchandisers, department stores, warehouse membership clubs and other retail outlets.

Significantly, we now own 100 percent of the company, having purchased the outstanding 20 percent minority interest during the past year.

Hamilton Beach/Proctor-Silex's 1996 revenues increased 3.6 percent to $395.1 million, up from $381.4 million a year earlier. Net income was $10.7 million, down from $11.8 million in 1995, reflecting increased amortization of goodwill and a higher effective tax rate. Return on equity in properly capitalized tangible assets was 20.3 percent and return on equity in total assets was 9.6 percent, both acceptable returns, but below our objectives.

For the first quarter of 1997, revenues grew to $75.3 million, compared with $67.9 million for the first quarter of 1996. However, contributions to net income from volume increases were offset by the nonrecurrence of a 1996 tax benefit and start-up costs related to the new Saltillo manufacturing facility.

We also saw an extremely competitive first quarter pricing environment in which our cost reductions could not adequately compensate for all decreases to our average selling prices. As a result, Hamilton Beach/Proctor-Silex had a net loss of $2 million for the first quarter of 1997, compared with a net loss of $700,000 in the same period in 1996.

We believe that even without increasing Hamilton Beach/Proctor-Silex's existing volume base, we have an excellent opportunity to increase profitability through our cost reduction programs. In our continuing effort to improve our low-cost manufacturing position, we have focused on several initiatives that should return substantial benefits in the years ahead. I will briefly touch on some of these initiatives.

First, the new manufacturing plant in Saltillo, Mexico, is just now coming on line. The plant should be fully operational by the end of 1998 as a result of consolidating some of our North Carolina operations into the Saltillo facility. Saltillo should provide total costs comparable to those of competing Chinese imports, but with more flexible logistical support for our customers.

Second, our significant capital investment program to upgrade our manufacturing plants and equipment is nearing completion. This program, in combination with other significant efficiency and cost improvements in our plants, is making them less costly to operate and is enhancing throughput.

Third, we are continuing our Value Improvement Programs, which reduce the design and manufacturing costs of our products and reduce vendor costs. These Value Improvement Programs have been going on successfully for several years and have been critical to our ability to remain price competitive.

And fourth, we will continue to source product from China where necessary to remain competitive in certain product categories.

To repeat my point, even without volume growth at Hamilton Beach/Proctor-Silex, we believe these programs will provide us with very significant cost reductions, net of necessary price reductions, by 1999.

However, we also see opportunities to increase earnings through sales growth, particularly through share enhancement in the "better" and "best" product categories, where our margins are higher.

Growth should come from strengthened partnering relationships designed to enhance the effectiveness of kitchen electric category management with our larger customers such as Wal-Mart, Kmart and Target.

Brand positioning will also play a prominent role in our growth strategies. Last year we began repositioning the Hamilton Beach(R) brand into the "better" and "best" categories, offering consumers additional features, higher quality and improved design at these higher price points. We are continuing to reinforce this program with a carefully targeted national advertising program.

We are also introducing a steady stream of new products with innovative features in our core business and extending product lines in the kitchen electric market where we find sound opportunities. We also see a potential for increased volume coming from a greater focus on international sales and expanded product offerings in the commercial market. Finally, we are looking closely at other small electric product categories such as personal care and home comfort products, where we believe we can leverage our core business economic structure.

In summary, we are confident that our cost reduction game plan has significant savings potential. We are hopeful these savings will be fully achieved by 1999. While some of these savings will inevitably be given up in price reductions to maintain market position in an intensely competitive pricing climate, the net benefits could be significant.

At the same time, we see capital requirements moderating. Working capital control is tighter, resulting in a positive operating cash flow of $36.8 million in 1996, primarily due to reduced inventories and accounts receivable. We also see lower capital spending for new manufacturing equipment as our major replacement program nears completion. As a result, free cash flow should increase significantly after 1998 when our Saltillo plant is fully up and running.

In sum, we see an excellent opportunity ahead to enhance earnings through both cost reductions and increased volume growth. We are very hopeful these strategies will allow us to reach our target return on equity objectives.

KITCHEN COLLECTION

Kitchen Collection is a national specialty retailer of brand-name kitchenware, tableware, small electric appliances and related accessories. At the end of 1996, the company operated 144 stores, located primarily in factory outlet malls throughout the United States.

Kitchen Collection revenues grew to $74.9 million in 1996, compared with $69.6 million in 1995. However, comparable store sales, a key factor that influences profitability, fell from 1995 levels. Net income declined slightly to $1.5 million from $1.6 million in the prior year. Return on equity in properly capitalized tangible assets was 18.3 percent and return on equity in total assets was 13.2 percent. These results were acceptable, but below our objectives.

In the first quarter of 1997, revenues increased 13.2 percent to $14.6 million, compared with $12.9 million in the same quarter a year earlier. Encouragingly, same store sales increased 7.6 percent. Net loss in what is historically our poorest performing quarter was $650,000, a 12 percent improvement compared with the first quarter of 1996. Going forward, we believe Kitchen Collection's current level of profitability provides a sound base for future earnings growth.

The strategic merchandising programs we began last year are starting to help improve comparable store sales. These include a preferred customer program, a private label direct import program and a program to increase our average sales transaction.

The earnings of our core group of stores will be enhanced by the phase-out of the Hearthstone(TM) factory outlet stores, a format which did not meet our expectations.

We will continue focusing on individual store performance and cost-effective expense control. Each store is measured against a demanding set of sales and profitability targets, and we will not hesitate to close underperforming stores to enhance core earnings and return on capital. Kitchen Collection's core strategy is to remain a very significant presence in the factory outlet channel while maintaining a consistent stream of profitability.

We believe, however, that the factory outlet mall channel is mature, and we currently see only modest growth prospects. Significant growth will depend on new, carefully planned merchandising formats. We are now testing conventional retail outlets in medium-sized markets, as well as electronic merchandising, particularly on the Internet.

NACCO MATERIALS HANDLING GROUP

I will turn now to NACCO Materials Handling Group, which is the world leader in the wholesale forklift truck industry with roughly a 15 percent market share worldwide and a 29 percent market share in the important North American market. NACCO Materials Handling Group designs, engineers and manufactures a broad range of forklift trucks branded with the Hyster(R) and Yale(R) names and sold through separate, independent dealer networks around the world.

NACCO Materials Handling Group's 1996 revenues were up slightly to $1.6 billion, compared with $1.5 billion the year before. Net income before extraordinary charges was $26.4 million, compared with $33.5 million in 1995. Return on equity in properly capitalized tangible assets was 27.9 percent, and return on equity in total assets was 8.8 percent. Again, these results were acceptable, but below our objectives for this point in the lift truck cycle.

The key story at NACCO Materials Handling Group in 1996 was the sales decline in the Americas operations from the first quarter of 1996 through the fourth quarter of 1996. Net income quarterly comparisons with 1995 declined progressively as the year went on.

The dramatic change in volume was even more evident in the first quarter of 1997 when net income was $3.5 million, compared with $12.2 million in 1996. Revenues for the quarter were $332.3 million, a decline of $88.5 million or 21 percent. This decline was significantly affected by backlog fluctuations. In the first quarter of 1996, unit backlog in the Americas decreased by 2,500 units. In the first quarter of 1997, backlog increased more than 4,000 units, reflecting a stronger than anticipated market in the U.S. This backlog buildup will enable our plants to run more efficiently in 1997 and is expected to lead to higher production rates, compared with the 1997 first quarter, later this year.

Also in 1997, in comparison to 1996, the operations of Sumitomo/NACCO Materials Handling should be helped by a weaker Japanese yen and a newly opened Philippines plant.

Nevertheless, we believe cost reductions will be necessary to achieve NACCO Materials Handling Group's financial objectives and that these objectives are achievable over the 1997-1998 period. A lot of work in this regard has already started through programs designed to take costs out of our products, improve our manufacturing processes and reduce infrastructure costs.

First, with our new lift truck product lineup largely completed, we are shifting our energies to our Value Improvement Program, which is specifically aimed at our biggest challenge -- aggressively reducing costs of current products while enhancing quality and customer satisfaction. This program allocates additional engineering resources to cost-reduction and quality improvement ideas that have the highest payback. Significant results from our 1996 efforts are flowing through in 1997, and a larger impact is expected in 1998 and 1999.

Second, manufacturing costs are benefiting from last year's introduction of Demand Flow Technology at the Craigavon, Northern Ireland, plant. DFT focuses on removing nonvalue-added activities, improving value-added productivity and more effectively linking the total supply chain to the production process. As a result, both manufacturing and inventories are reduced and less space is required. We will be implementing DFT throughout the company in 1997 and 1998.

Third, we are manufacturing more of our own parts such as cylinders and transmissions within our manufacturing plants instead of sourcing them from outside vendors. On the other hand, we are also shifting certain manufacturing operations to outside vendors, especially for less strategic components and those strategic components for which outside vendors have greater expertise. Our program of buying expensive new manufacturing equipment is largely completed, resulting in adequate manufacturing capacity and up-to-date, efficient equipment.

And fourth, we're aggressively reviewing selling and administrative expenses and other infrastructure costs. We are creating a more efficient and responsive infrastructure, which will allow us to take full advantage of the potential leverage of our market position and our two brand names.

In addition to our cost reduction programs, we also see opportunities to use free cash flow to support NACCO Materials Handling Group's worldwide market share gain programs -- the main engine of long-term growth. The cornerstone of our market share gain program is new products. Over the last several years we have invested heavily in upgrading virtually our entire Hyster(R) and Yale(R) product lines, with the remaining products targeted for completion around the end of the decade.

To  accomplish  this we have  achieved  important  product  development  process breakthroughs, including reducing new product cycle times and developing products with very significant component commonality. These process breakthroughs help us meet customer requirements more quickly and efficiently in each region of the world.

We have also broadened our presence and growth opportunities in the European warehouse market with the acquisitions of two Italian warehouse equipment manufacturers. As a result, NACCO Materials Handling Group can now provide our European dealers with a full line of Hyster(R) and Yale(R) warehouse equipment.

We have taken major steps to support and strengthen our outstanding dealer network by signing new dealers and developing new marketing programs. As part of this program, we have strengthened our dealership representation in China and are reviewing alternative approaches to establishing a domestic Chinese manufacturing capability.

We are also generating growth in our profitable parts business by offering our customers parts for competitive brands of forklift trucks and by taking advantage of the growing field population of Hyster(R) and Yale(R) trucks resulting from our programs to increase lift truck unit market share. The full benefits should flow through to our parts business over the next few years.

In  summary,  we  see  significant  cost  reductions  and  moderating  corporate
investments   in  the  business  over  the  next  two  years,   with,  we  hope,
significantly enhanced returns on capital targeted for 1999.

OUTLOOK

It should be clear from my remarks that we believe NACCO Industries has a stable core of solid companies with excellent market and industry positions. We are focusing heavily on cost reduction in 1997 and 1998, and we expect to see these programs in large measure come to fruition in 1999. At the same time, we believe there are significant internal growth opportunities at each of our subsidiaries. In addition, we will invest in worthwhile niche acquisitions that clearly add value to our existing businesses. We believe that our emphasis on cost reduction will, on its own, yield higher future earnings and that returns on capital invested will be more in line with our objectives for return on equity in total assets over the market cycle.

Against this encouraging long-term backdrop, an issue that concerns us right now is the lack of value recognition for NACCO Industries on the part of the investment community. Given our belief in the potential value of NACCO's business units, we initiated a two-phase share repurchase program in 1996.

The first phase was completed in December with the purchase of 800,000 shares of Class A Common Stock through a "Dutch auction" self-tender offer for $50 per share. In the second phase of this program, we are authorized to purchase up to an additional 700,000 shares in the open market over the next two years.

We believe this is a clear indication of our confidence in NACCO's prospects. However, at market prices prevailing over the last two years, our shares have been valued at something like nine times reported earnings and at something like seven times earnings before goodwill amortization of $1.73 per share in 1996 and about $2.00 per share in 1997, a more comparable way to look at our Company.

We feel a higher multiple is economically justified on both a comparable multiple basis and on a discounted cash flow basis for a company with businesses in the industries we are in, with the strong market positions that our businesses have, and with returns on tangible assets comparable to ours.

We are working on a program that will help us communicate our strategies and prospects more clearly to the investment community in the hope of gaining the recognition we believe the Company deserves. We believe there are value investors who will be interested in smaller capitalization companies like ours. We intend to tell more of them our story.

Assuming market conditions are what we anticipate, our hope is that by 1999 we will have enhanced the Company's base earnings significantly and have been awarded a more appropriate multiple in the marketplace, thereby increasing returns for long-term investors.

In closing, I want to take a few moments to recognize Frank E. Taplin, Jr. who retired in 1997 as a member of our Board of Directors after a remarkable 51 years of service. Frank has made many significant contributions to the Company over a half-century of growth, and we thank him for all that he has contributed.

In particular, he has overseen great change as the Company has evolved from its position as a merchant coal company to an underground coal mining company with long-term utility contracts, to a surface coal mining company in the Western United States. This was followed by our entry into the forklift truck business, the small electric appliance business and retailing. Frank's strong support of these transitions with his long-term, investor-oriented perspective has been key to serving the best interests of our stockholders.

We will miss Frank's regular presence at our meetings, but we look forward to his continuing contributions as director emeritus.

                                       ###

CAUTIONARY STATEMENTS

Certain aspects of Mr. Rankin's remarks are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties which could cause results to differ materially from those presented in those forward-looking statements. Such risks and uncertainties with respect to each subsidiary's operations include without limitation:

North American Coal: (1) weather conditions or other events that would reduce the level of customers fuel requirements, (2) transitional issues in assuming the management of the San Miguel Lignite project and (3) the uncertainty of receiving incentive payments under certain of its mining contracts comparable to the level of payments received in 1996.

NACCO Materials Handling Group: (1) changes in sales price and demand for forklift trucks and related service parts, (2) delays in delivery or increased pricing of raw materials or sourced products and labor, scheduling and transportation difficulties, (3) product liability or other litigation, warranty claims or other returns of products, (4) exchange rate fluctuations, changes in foreign import tariffs or monetary policies and other changes in the regulatory climate in the foreign countries in which NACCO Materials Handling Group operates and/or sells products.

Hamilton Beach/Proctor-Silex: (1) delays or increased costs in the start-up of the operations in Saltillo, Mexico, (2) bankruptcy of or loss of major retail customers, (3) product liability and other litigation, (4) changes in the sales price, product mix or levels of consumer purchasing of small electric appliances and (5) exchange rate fluctuations, changes in foreign import tariffs or monetary policies and other changes in the regulatory climate in the foreign countries in which Hamilton Beach/Proctor-Silex operates and/or sells products.

Kitchen Collection: (1) weather conditions which would reduce the number of customers visiting the stores, (2) changes in the sales price, product mix or level of consumer purchasing of kitchenware and small electric appliances and
(3) delays in delivery or increased pricing of sourced products.

                                    Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   NACCO Industries, Inc.
                                   ------------------------------------
                                   (Registrant)



Date:  June 9, 1997                By:    /s/Kenneth C. Schilling
       ------------                ------------------------------------
                                   Name:   Kenneth C. Schilling
                                   Title:  Vice President and Controller
                                           (Principal Accounting and
                                             Financial Officer)